Exhibit 99.1
PowerSecure Announces $10 Million of New Business for Smart Grid
Solutions and EfficientLights Lighting Systems
Utilities and Businesses Choose PowerSecure’s Industry-Leading Interactive Distributed
Generation® Systems, Utility Infrastructure Capabilities, and Clean Green EfficientLights
Technology
Wake Forest, N.C. — March 6, 2009 — PowerSecure International, Inc. (Nasdaq: POWR) today announced that it has been awarded approximately $10 million of new business from utilities and businesses for its industry-leading smart grid solutions and state-of-the-art EfficientLights LED lighting technology. The new awards included orders for products and services in the following areas:
1.	Interactive Distributed Generation® (IDG®) Systems — orders for smart grid-enabled distributed generation systems with sophisticated technology supported “24 by 7” by PowerSecure’s IDG® monitoring team who 1) proactively forecasts peak electricity demand and electronically deploys the systems to deliver more efficient, and environmentally friendly power, and 2) stands watch to ensures customers are protected from power loss with the most dependable standby power system in the industry.

2.	NexGear® Systems — orders for sophisticated switchgear systems and electronic controls, including the capability to connect and be monitored by PowerSecure’s IDG® monitoring team for peak shaving and standby power needs.

3.	Utility Infrastructure Projects — orders for the design and construction of utility infrastructure projects in partnership with PowerSecure’s utility partners to support the power needs of major institutional and business customers.

4.	EfficientLights LED Lighting Technology — orders for PowerSecure’s proprietary EfficentLights LED lighting technology, including a major grocery chain who has chosen PowerSecure’s EfficientLights to replace its fluorescent lights in refrigerated cases for over 50 stores in early 2009. PowerSecure’s EfficientLights technology reduces refrigerated cases’ lighting energy use by a substantial 70 percent, reduces ongoing maintenance costs associated with traditional fluorescent lighting, extends the life of the lighting solution a minimum of five-fold, and eliminates the disposal of fluorescent bulbs, which contain mercury. Importantly, it delivers a significantly upgraded quality of light to a refrigerated case, enhancing the consumer’s in-store shopping experience.
These new awards consist of approximately $9 million of project-based business, and $1 million of long-term recurring revenue contracts. The $9 million of project-based business is expected to be completed and recognized in 2009, and the revenue from the long-term recurring revenue business will be recognized over the life of the contracts (averaging 7-10 years).
Sidney Hinton, CEO of PowerSecure, said, “We are very pleased to announce these new projects. These new orders are for solutions that make our grid smarter, and utilize our energy more efficiently. The practical advantage our solutions carry is simple: we engineer our products smarter — with technology that works — and we solve real problems and deliver real value with a strong return on investment for our customers. We couldn’t be more pleased with these sales in a very difficult environment, a testament to our people and their strong focus on bringing our customers creative, practical energy solutions.”

About PowerSecure
PowerSecure International, Inc. is a leading provider of Energy and Smart Grid Solutions to electric utilities, and their commercial, institutional, and industrial customers, as well as Energy Services to the oil and natural gas industry. PowerSecure’s Energy and Smart Grid Solutions businesses provide products and services in the areas of Interactive Distributed Generation®, Utility Infrastructure, and Energy Efficiency. The Company is a pioneer in developing Interactive Distributed Generation® systems with sophisticated, proactive smart grid capabilities, including the ability to 1) forecast peak electricity demand and electronically deploy the systems to deliver more efficient, and environmentally friendly power, 2) provide utilities with dedicated electric power generation assets for their demand response needs, and 3) provide customers with the most dependable standby power in the industry. PowerSecure also provides utilities with regulatory consulting, power system and transmission engineering and construction, and provides businesses with energy efficiency products and services, including its state-of-the art EfficientLights lighting solution for refrigerated cases. The Company provides Energy Services to the oil and natural gas industry through its Southern Flow and WaterSecure business units. Additional information is available at www.powersecure.com.
All forward-looking statements contained in this release are made within the meaning of and pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are all statements other than statements of historical facts, including but not limited to statements concerning the outlook for the Company’s businesses and the Company’s future revenues (including those discussed in this press release), earnings, margins, and other financial and operating information and data; the Company’s future business operations, strategies and prospects; the outlook for future gains in the Company’s revenues due to its business initiatives; and all other statements concerning the plans, intentions, expectations, projections, hopes, beliefs, objectives, goals and strategies of management, including statements about other future financial and non-financial items, performance or events and about present and future products, services, technologies and businesses; and statements of assumptions underlying the foregoing. Forward-looking statements are not guarantees of future performance or events and are subject to a number of known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed, projected or implied by such forward-looking statements. Important risks, uncertainties and other factors include, but are not limited to, the timely and successful development, production and market acceptance of new and enhanced products, services and technologies of the Company; the size, timing and terms of sales and orders, including the Company’s revenue backlog discussed in this press release, large customer orders, and the risk of customers delaying, deferring or canceling purchase orders or making smaller purchases than expected; the recent downturn, disruption and volatility in the economy, business markets, capital markets and the effects thereof on the Company’s customers, demand for its products and services, and the Company’s access to capital; the ability of the Company to obtain adequate supplies of key components and materials of sufficient reliability and quality for its products and technologies on a timely and cost-effective basis and the effects of related warranty claims and disputes; the ability of the Company to successfully expand its core distributed generation products and services, to successfully develop and achieve market acceptance of its new energy-related businesses, to manage its growth and to address the effects of any future changes in utility tariff structures and environmental requirements on its business solutions; the effects of competition; changes in customer and industry demand and preferences; the ability of the Company to continue the growth and diversification of its customer base; the ability of the Company to attract, retain, and motivate key personnel; changes in the energy industry in general and the electricity and natural gas markets in particular, including price levels; the effects of competition; the ability of the Company to secure and maintain key contracts and relationships; the effects of pending and future litigation, claims and disputes; as well as those other risks, uncertainties and other factors identified from time to time in the Company’s Annual Report on Form 10-K for the years ended December 31, 2007, as well as in subsequent filings with the Securities and Exchange Commission, including reports on Forms 10-Q and

8-K. Accordingly, there can be no assurance that the results expressed, projected or implied by any forward-looking statements will be achieved, and readers are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements in this press release speak only as of the date hereof and are based on the current plans, goals, objectives, strategies, intentions, expectations and assumptions of, and the information currently available to, management. The Company assumes no duty or obligation to update or revise any forward-looking statements for any reason, whether as the result of changes in expectations, new information, future events, conditions or circumstances or otherwise.
Contact
Chris Hutter
Chief Financial Officer
PowerSecure International, Inc.
(919) 453-1760
# # #